Exhibit L-1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

September 6, 2017

Great Elm Capital Corp.
800 South Street, Suite 230
Waltham, MA 02453

Re:     Great Elm Capital Corp.—Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Great Elm Capital Corp., a Maryland corporation (the “Company”), in connection with the registration statement on Form N-2 (File No. 333-219574) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration, issuance and sale under the Securities Act of up to $40,250,000 in aggregate principal amount of the Company’s unsecured notes (the “Notes”), together with any additional Notes that may be issued by the Company pursuant to Rule 462(b) under the Securities Act (as prescribed by the Commission pursuant to the Securities Act) in connection with the offering described in the Registration Statement.  We understand that the Notes are to be issued under a base indenture (the “Base Indenture”), as supplemented by a supplemental indenture (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), each of which are proposed to be entered into by the Company and the trustee named therein, the forms of which are filed as exhibits to the Registration Statement.

This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)the Registration Statement;

(b)the form of Base Indenture filed as an exhibit to the Registration Statement;

(c)the form of Supplemental Indenture filed as an exhibit to the Registration Statement;

(d)the form of certificate to evidence the Notes (the “Note Certificate”) filed as an exhibit to the Registration Statement.

(e)the Statement of Eligibility and Qualification on Form T-1 filed as an exhibit to the Registration Statement; and

(f)the form of underwriting agreement (the “Underwriting Agreement”) filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the foregoing being referred to as “Opined on Law”).

As used herein, “Transaction Agreements” means the Base Indenture, the Supplemental Indenture and the Underwriting Agreement.

The opinion stated below presumes that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Notes: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; and (ii) an appropriate prospectus with respect to the Notes has been prepared, delivered and filed in compliance with the Securities Act and the applicable the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (a) the general conditions shall have been satisfied, (b) the Base Indenture has been qualified under the Trust Indenture Act of 1939; (c) the issuance, sale and terms of the Notes and related matters have been approved and established in conformity with the applicable Transaction Agreements and (d) the certificates evidencing the Notes conform to the Note Certificate examined by us and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Agreements and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(a)

the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)

we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)

we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)

we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e) we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(f) we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(g) we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment.  Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h)	we have assumed that the choice of New York law to govern the Indenture is a valid and legal provision;
(i)

we have assumed that the Indenture was duly authorized, executed and delivered by the Trustee and any Notes that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee;

(k)

we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Agreement from a court judgment in another currency; and

(l)

we have assumed that the choice of a currency other than U.S. dollars as the currency in which any Notes may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars.

In addition, in rendering the foregoing opinion we have assumed that:

(a)

the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)	the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;
(c)	each of the Transaction Agreements and Notes will be duly authorized, executed and delivered by all requisite corporate action on the part of the Company;
(d)

neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Notes: (i) conflicts or will conflict with the Articles of Amendment and Restatement of the Company or bylaws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e)

neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Notes, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MKH